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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF HUNTON & WILLIAMS]



                                  June 1, 1998


Board of Directors
Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
                                DANA CORPORATION
                       REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We have acted as special counsel to Dana Corporation, a Virginia corporation ("Dana"), in connection with Dana's Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger (the "Merger") of Echo Acquisition Corp., a Connecticut corporation and wholly-owned subsidiary of Dana ("Merger Sub") with and into Echlin Inc., a Connecticut corporation ("Echlin"), pursuant to an Agreement and Plan of Merger, dated as of May 4, 1998 (the "Agreement and Plan of Merger"), by and among the Company, Merger Sub and Echlin, which contemplates the issuance of up to 61,386,070 shares of Dana's common stock, par value $1.00 per share, including the associated preferred stock purchase rights (the "Dana Rights") issued pursuant to the Rights Agreement, dated as of April 25, 1996, between Dana and the Rights Agent named therein (such stock and the accompanying Dana Rights, the "Dana Common Stock"), to holders as of the effective time of the Merger of outstanding shares of Echlin common stock, par value $1.00 per share, including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 21, 1989, between Echlin and the Rights Agent named therein.

     In rendering this opinion, we have reviewed Dana's Amended and Restated Articles of Incorporation, the Registration Statement and such corporate records of Dana and certificates of officers of Dana and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. Dana has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The 61,576,056 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued in the Merger pursuant to the Agreement and Plan of Merger, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made in reference to our firm under the heading "LEGAL OPINION" in the prospectus that is included in the Registration Statement.

                                          Very truly yours,


                                          /s/ Hunton & Williams